EXHIBIT 10.87

                    STOCK OPTION AGREEMENT
THIS AGREEMENT is issued to be effective August 9, 1989, the date the Board of Directors of Coca-Cola Bottling Co. Consolidated granted the option described herein and evidenced hereby.

Coca-Cola Bottling Co. Consolidated (hereinafter the "Company") for due consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees as follows:

1.	Grant of Option.  J. Frank Harrison, III is hereby granted
effective August 9, 1989 an option for the purchase of 150,000 shares of Common Stock, $1 par value, of the Company (the "Option Shares") subject to the terms and conditions herein provided. The option may be exercised in whole or in part at varying times until an aggregate of 150,000 Option Shares shall have been purchased.

2.	Purchase Price and Payment Terms.  The purchase price of the
Option Shares is $29.75 per share, representing the closing sales price of the Company's Common Stock on August 9, 1989 as reported by NASD. The price shall be paid in cash, or in the absolute discretion of the Company, by promissory note providing for reasonable terms of payment and interest, by property having a fair-market value equal to the purchase


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price, or in shares  of Common Stock of the Company valued for such purposes at the closing sales price of such shares as reported by NASD or by reference to the closing market price of such shares as reported on any other exchange, automated quotation system or other such organization which is the predominant trading market for such shares on the day such shares are delivered to the Company.

3. Term. This option may be exercised in whole or in part from time to time during the 15-year period commencing on August 9, 1989 and ending on August 9, 2004, but only with respect to the following amounts:

 75,000 Immediately		120,000 Shares after 12/31/94
 82,500 Shares after 12/31/89	127,500 Shares after 12/31/95
 90,000 Shares after 12/31/90	135,000 Shares after 12/31/96
 97,500 Shares after 12/31/91	142,500 Shares after 12/31/97
105,000 Shares after 12/31/92	150,000 Shares after 12/31/98
112,500 Shares after 12/31/93

4.	Conditions of Exercise.  If Harrison should die, become
disabled, or if his employment with the Company should be terminated by the Company without cause, then this option shall not be affected but shall continue unaltered. However, if Harrison should voluntarily resign as an officer of the Company, other than as a result of his disability, and/or

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should  voluntarily cease serving
as a director of the Company, other than as the result of his disability, or should be terminated by the Company by reason of his embezzlement, proven dishonesty, proven fraud, conviction of a felonious or other charge involving moral turpitude, alcoholism, drug addiction or other similar incapacitating problem including behavior clearly outside acceptable means of business conduct, or conspiracy against the Company (termination for cause), then this option shall continue to be exercisable with respect to the number of shares then available in accordance with the schedule set forth in Section 3 hereinabove, but it shall not thereafter become exercisable with respect to any additional shares.

5.	Adjustment of Number of Shares.  The number of Option Shares for which this option may be exercised and the purchase price per share thereof shall be adjusted by increase or decrease, proportionately as a result of any stock dividend, split up, subdivision, reverse split or combination of the Company's shares of Common Stock, whether by reclassification, recapitalization or otherwise, so as to increase or decrease the number of shares issued and outstanding.

6.	Merger, Consolidation, Etc.  In the event of a proposed merger, consolidation, or sale of substantially all of the assets of the Company, the option shall become exercisable with respect to the entire 150,000 shares. However, any unexercised portion of the option granted herein shall be deemed cancelled

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unless, following receipt of written notice from the Company of the proposed merger, consolidation, or sale, Harrison exercises the option or any part thereof and pays for said shares in full within 30 days after receipt of the written notice to him of such proposed action.

    If the merger, consolidation, or sale of assets is later abandoned and Harrison has not exercised this option in full, this option shall be deemed reinstated on the original terms set forth herein, as if never cancelled.

7.	Dissolution or Liquidation.  In the event of a dissolution or liquidation of  the Company, the option shall become exercisable
with respect to the entire 150,000 shares.   However, any
unexercised portion of the option granted herein shall be deemed cancelled unless, following receipt of written notice from the Company of the proposed dissolution or liquidation, Harrison exercises the option or any part thereof and pays for said shares in full within 30 days after receipt of the written notice to him of such proposed action.


     If the dissolution or liquidation is later abandoned, this option shall be deemed reinstated, as to any unexercised portion, on the original terms set forth herein, as if never cancelled.

8.	Transferability.  Except with the prior written consent of


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the Company, this option may not be transferred during Harrison's lifetime except to his issue, spouse and/or any trust or other entity for the sole benefit of Harrison, his issue and/or spouse. Upon Harrison's death, this option shall survive and may become a part of his estate and may be transferred to his executors, administrators, heirs or legatees, either under his will or by operation of law. In the event of any transfer pursuant to the terms of this Section 8, the terms and conditions of exercise, including, but not limited to those set forth in Section 4 hereof, shall continue to apply to said option.

9.	Manner of Exercise.  This option may be exercised by written notice of such election given by the holder thereof to the President or Secretary of the Company, specifying the date of the election, which must be on or after the date of delivery of the notice, and the number of shares with respect to which the option is being exercised, together with either a cashier's or certified check in payment of the purchase price or a wire transfer of such funds to an account designated by the Company, if payment is to be made in cash, or the executed promissory note, bill of sale, stock certificates, or other instrument of transfer, if payment is to be made otherwise. The shares shall be issued as of the date of the election specified in the notice or the date of receipt by the Company of the payment for such shares, whichever is later, and the owner of such shares shall be entitled to all privileges of a shareholder from and


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after such date.  Certificates may be issued thereafter
evidencing ownership of such shares but shall be dated the date of their issue.

10.	Governing Law.  This agreement shall be governed by the laws of the State  of Delaware.

11.	Legal Limitations.  Anything herein to the contrary
notwithstanding, this option may not be exercised until its issuance has been approved by a vote of the shareholders of the Company or otherwise if the issuance of the shares of Common Stock to which it relates would constitute a violation of any applicable federal or state securities or other law or valid regulation. Furthermore, the holder of this option, as a condition to the exercise of this option, shall represent to the Company that the shares of Common Stock of the Company that are being acquired pursuant hereto are being acquired for investment and not with a view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.


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Executed this 24th day of October, 1989.

			       COCA-COLA BOTTLING CO. CONSOLIDATED

			   By:_(signature of James L. Moore, Jr. appears here)
                              ------------------------------------------------
		               James L. Moore, Jr.
		               President and Chief Executive Officer

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